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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549






                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 13, 1997




COMMISSION           EXACT NAME OF REGISTRANT AS           I.R.S. EMPLOYER
FILE NUMBER          SPECIFIED IN ITS CHARTER              IDENTIFICATION NO.
-----------          ------------------------              ------------------

1-11607              DTE ENERGY COMPANY
                     (A MICHIGAN CORPORATION)              38-3217752
                     2000 2ND AVENUE
                     DETROIT, MICHIGAN 48226-1279
                     313-235-4000

1-2198               THE DETROIT EDISON COMPANY
                     (A MICHIGAN CORPORATION)              38-0478650
                     2000 2ND AVENUE
                     DETROIT, MICHIGAN 48226-1279
                     313-235-8000


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ITEM 5.  OTHER EVENTS.

     As discussed in Item 5 - Other Events, of the December 20, 1996 Form 8-K Current Report for DTE Energy Company ("DTE") and The Detroit Edison Company ("Detroit Edison"), on December 19, 1996, the Michigan Public Service Commission ("MPSC") Staff Report on Electric Industry Restructuring was filed with the MPSC. Further, on February 5, 1997, the MPSC requested that Detroit Edison and Consumers Energy Company make informational filings with the MPSC to disclose how they would propose to implement the Staff Report. These filings were due March 7, 1997, and were to include: detailed calculations of anticipated stranded costs and transition charges, items that the utility would expect to securitize if authorized, allocation of direct access capacity and alternatives to the proposed phase-in program, proposed direct access service charges and conditions of service, standby service options for direct access customers, transmission constraints or limitations, development of an independent system operator, and methods to alleviate concerns regarding market power in a competitive environment.

     On March 7, 1997, Detroit Edison, the principal subsidiary of DTE, filed its response with the MPSC. Detroit Edison continues to support its position that direct access must be coupled with the opportunity to recover stranded costs. In addition, Detroit Edison indicated its support of restructuring contemplates the completion of all regulatory and legislative proceedings by December 31, 1997.

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     In its filing, Detroit Edison establishes that neither available transmission capacity nor market power concerns are real barriers to implementation of the MPSC Staff's plan, especially during the 1997 - 2000 retail direct access phase-in period. Also, Detroit Edison is a staunch advocate for prompt development of a Michigan Independent System Operator ("ISO") and is fully engaged in the work being carried on by 25 utilities in 10 states to develop a Midwest ISO. Detroit Edison has set a goal internally for the formation of a Michigan based ISO by June 1, 1998.

     Using the MPSC Staff Report definition of stranded costs, and assuming that all customers have direct access on January 1, 1997, Detroit Edison estimates the net after-tax present value of its stranded costs with reciprocity to be $5.4 billion. This value assumes that Detroit Edison can successfully remarket lost sales at the prevailing market clearing price. Without this mitigation, stranded costs without reciprocity would increase significantly. The MPSC Staff's reciprocity requirement makes this mitigation reasonable. Under the MPSC Staff's plan, the estimated $5.4 billion of stranded costs will be recovered through a combination of securitization and transition surcharges, Detroit Edison mitigation, and the adoption of an appropriate phase-in of direct access. All of these mechanisms operate in a manner that does not shift any costs to non-participants. Furthermore, the securitization feature using rate reduction bonds has been designed to deliver immediate rate decreases to all customers.

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     The components for the mitigation or the recovery of the estimated $5.4 billion of stranded costs are: nuclear decommissioning non-bypassable surcharge $400 million, securitization $2,400 million, direct access phase-in $1,400 million, competitive transition surcharge $400 million and self-mitigation $800 million.

     Detroit Edison proposes to securitize approximately $2.8 billion in assets. These assets will consist of $2 billion for Fermi 2 plant assets, $0.4 billion for regulatory assets and $0.4 billion for purchased power contracts from qualifying facilities. The $2.8 billion securitization results in a reduction of strandedness of $2.4 billion because the securitized amount includes cost items which are not included in the stranded cost calculation or Detroit Edison's balance sheet.

     Implementing securitization will result in a net rate decrease for all customers totaling approximately $295 million.

     The Company anticipates that the rate reduction bonds would be 15-year AAA rated with a coupon rate of 7.5%.

     During the transition period for each major customer group, utility generation costs will be frozen at 1996 levels. The transition period for industrial and large commercial customers served at primary voltage will end on January 1, 2001 and for small commercial and residential customers on January 1, 2004. Detroit Edison's filing maintained that such safeguards are needed for customers during the industry's move to a competitive market. The freeze will provide price stability for customers who remain on the utility's system during the transition period.

     In the filing, Detroit Edison recommended that transition charges only be assessed to customers leaving the utility system. Those who remain Detroit Edison customers will be protected from cost shifting. Transition surcharges, efforts to

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increase sales and operating efficiencies, and adoption of an appropriate phase-in of direct access will prevent cost shifting and are part of the stranded cost recovery process.

     Both the MPSC Staff Report and Detroit Edison endorse a bidding program to allocate capacity between customers interested in direct access, with the basic presumption being that the program will be oversubscribed during the phase-in period. An example of capacity allocations of 225 megawatts ("MW") would be: residential 85 MW, small business 55 MW, large non-manufacturing 35 MW and industrial 50 MW.

     In its filing, Detroit Edison acknowledged that the deregulation of electric markets will result in financial uncertainty and risk to the shareholders of DTE. Detroit Edison will bear the risk of full replacement of electricity sales lost to retail wheeling, plus approximately an additional $800 million in mitigation responsibility which should largely be in place during the 2001 - 2004 time period, and which Detroit Edison anticipates will be achieved largely through reductions in operating and maintenance expenses.

     The MPSC will hold four public hearings on the informational filings on March 25, March 26, April 2 and April 3, 1997, and will receive additional written comments by April 7, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.




                                    DTE ENERGY COMPANY
                                    ----------------------------------
                                    (Registrant)



                                    By:  /s/ Ronald W. Gresens
                                         -----------------------------
                                         Ronald W. Gresens
                                         Vice President and Controller


                                    THE DETROIT EDISON COMPANY
                                    ----------------------------------
                                    (Registrant)


                                    By:  /s/ Ronald W. Gresens
                                         -----------------------------
                                         Ronald W. Gresens
                                         Vice President and Controller




Date:  March 13, 1997



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